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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to:

          (1) the inclusion in this registration statement of Stanley Furniture Companys, Inc. on Form S-3 of our report dated January 26, 1996, on our audits of the financial statements of Stanley Furniture Company, Inc. as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, and the information as of and for the five years ended December 31, 1995, set forth in the Selected Financial Data under the captions "Income Statement Data," "Supplementary Income Per Common Share Data" and "Balance Sheet Data," and

          (2) the incorporation by reference in this registration statement of our report dated January 26, 1996, on our audits of the financial statements and financial statement schedule of Stanley Furniture Company, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the 1995 Annual Report on Form 10-K.

     We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Richmond, Virginia
October 15, 1996